CUSIP No.	G84383101	Page	12	of	13
EXHIBIT A: Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value $0.00002 per share, of China Techfaith Wireless Communication Technology Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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CUSIP No.	G84383101	Page	13	of	13
Signature Page
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2006.

Defu Dong	/s/ Defu Dong

Defu Dong

Helio Glaze Limited	By:	/s/ Defu Dong

Name: Defu Dong
Title: Director

Huo’s Offshore Trust	For and on behalf of HSBC International Trustee Limited, as trustee for Huo’s Offshore Trust

	By:	/s/ Andrew T. Chan /s/ Danny W. K. Tsui

Name: Andrew T. Chan, Danny W. K. Tsui
Title: Vice President, Assistant Vice President

HSBC International Trustee Limited	For and on behalf of HSBC International Trustee Limited

	By:	/s/ Andrew T. Chan /s/ Danny W. K. Tsui

Name: Andrew T. Chan, Danny W. K. Tsui
Title: Vice President, Assistant Vice President